As filed with the Securities and Exchange Commission on July 25, 2025

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AON PLC

(Exact name of registrant as specified in its charter)

Ireland	98-1539969
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 George’s Quay, Dublin 2, Ireland	D02 VR98
(Address of Principal Executive Offices)	(Zip Code)

Aon plc 2011 Incentive Plan

(Full Title of the Plan)

Darren Zeidel

Executive Vice President, General Counsel and Company Secretary

Aon plc

200 East Randolph Street

Chicago, Illinois 60601

+1 (312) 381-1000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Aon plc (the “Company”) to register an additional 3,800,000 Class A Ordinary Shares, nominal value $0.01 per share, that may be offered and sold pursuant to the Aon plc 2011 Incentive Plan, as amended and restated (the “Plan”). The Company’s shareholders approved the Plan, which provides for the issuance of an additional 3,800,000 shares thereunder, at the Company’s annual general meeting of shareholders on June 27, 2025.

The additional shares registered pursuant to this Registration Statement are of the same class as the other securities subject to the Plan for which the Company previously filed Registration Statements on Form S-8 with the Securities and Exchange Commission (the “Commission”) on June 9, 2011 (Registration No. 333-174788), as amended by the Post-Effective Amendments Nos. 1 and 2 thereto filed with the Commission on April 2, 2012 and April 2, 2020, respectively, October 31, 2014 (Registration No. 333-199759), as amended by the Post-Effective Amendment No. 1 thereto filed with the Commission on April 2, 2020, November 27, 2019 (Registration No. 333-235296), as amended by the Post-Effective Amendment No. 1 thereto filed with the Commission on April 2, 2020, and November 20, 2023 (Registration No. 333-275661). The contents of these registration statements are hereby incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof pursuant to General Instruction E.

Part II

Information Required in the Registration Statement

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Memorandum and Articles of Association of Aon plc (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed with the Commission on June 4, 2021).

4.2	Aon plc 2011 Incentive Plan, as Amended and Restated (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on July 3, 2025).

5.1*	Opinion of Matheson LLP.

23.1*	Consent of Matheson LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on the signature pages to this Registration Statement).

107.1*	Filing Fee Table.

* Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dublin, Ireland, on July 25, 2025.

AON PLC

By:	/s/ Edmund Reese
Name: Edmund Reese
Title: Executive Vice President and Chief Financial Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edmund Reese, Darren Zeidel, Michael Neller and Colby Alexis, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Gregory C. Case Gregory C. Case	Chief Executive Officer and Director (Principal Executive Officer)	July 25, 2025

/s/ Lester B. Knight Lester B. Knight	Non-Executive Chairman and Director	July 25, 2025

/s/ Jose Antonio Álvarez Jose Antonio Álvarez	Director	July 25, 2025

/s/ Jin-Yong Cai Jin-Yong Cai	Director	July 25, 2025

/s/ Jeffrey C. Campbell Jeffrey C. Campbell	Director	July 25, 2025

/s/ Cheryl A. Francis Cheryl A. Francis	Director	July 25, 2025

/s/ Adriana Karaboutis Adriana Karaboutis	Director	July 25, 2025

/s/ Richard C. Notebaert Richard C. Notebaert	Director	July 25, 2025

/s/ Gloria Santona Gloria Santona	Director	July 25, 2025

/s/ Sarah Smith Sarah Smith	Director	July 25, 2025

/s/ Byron Spruell Byron Spruell	Director	July 25, 2025

/s/ James Stavridis James Stavridis	Director	July 25, 2025

/s/ Edmund Reese Edmund Reese	Chief Financial Officer (Principal Financial Officer)	July 25, 2025

/s/ Michael Neller Michael Neller	Global Controller (Principal Accounting Officer)	July 25, 2025